Exhibit 30(e)
INDIVIDUAL LIFE INSURANCE APPLICATION

Policy values may increase or decrease in accordance with the experience of the Sub-Accounts.  The amount or duration of the Death Benefit may vary under specified conditions.   Illustration of benefits, including Death Benefits, Policy Values and Cash Surrender Values are available on request.

GENERAL INFORMATION
“Insured” whenever used in this application, means “the life proposed for insurance.”

INSURED	OWNER (IF OTHER THAN INSURED)
Name	Name
Address	Attention
Address

Business Address	Phone # Day
Phone # Evening
Type of Business
Phone # Day	Owner’s SSN or Tax ID
Phone # Evening
Birth Date ______________ SSN __________________
Place of Birth _________________ Gender __________

Electronic Consent
Subject to Protective Life and Annuity Insurance Company’s ability and federal and state legal requirements, I authorize that all statements, prospectuses, semi-annual and annual fund reports; quarterly policy reports; and additional documents as they become available in the future, policies and other documents be provided to me in an electronic format.  The owner may revoke this authorization at any time by contacting the Company.  Enrollment in this electronic delivery service requires that you have a personal computer with appropriate browser software, e-mail software, as well as communications access to the internet. By providing an email address, I am confirming that I have the ability to obtain electronic communications for purposes of accepting electronic delivery.
                                                                   ❑ Yes
❑ No
Email Address ________________________________

This consent will remain in effect until I revoke my authorization by contacting the Company.  I may request a paper copy of the information provided electronically at any time for no charge.  I will provide the Company a current e-mail address if my e-mail address changes.

a.❑ The Employer
b.❑ A Trust created by the Employer

c.❑ A Trust created by the Insured
d.❑ The Insured

POLICY INFORMATION
1.
Face Amounts will vary according to the Owner's election, the Company’s determination of insurable interest and other factors, after consultation with the agent/broker, and if applicable a tax advisor. If corporate owned, regulatory limitations may be applicable.  The Total Face Amount is the sum of the Base Policy Face Amount and Term Life Insurance Rider Face Amount.  If the Term Life Insurance Rider is elected the Term Life Insurance Rider is always based on 10% - 90% of the Total Face Amount.  If the Term Life Insurance Rider is not elected, the Total Face Amount will equal the Base Policy Face Amount.

  Face Amount

	Total Face Amount	$	[ ]
	Term Life Insurance Rider Face Amount (If elected)	$	[ ]
	Base Policy Face Amount	$	[ ]
2.	Premium Amount
	Initial Premium Amount	$
	Planned Premium Amount	$
3.	Premium Payor (Owner, unless otherwise indicated)
Name
Address
4.	Death Benefit Option: Please refer to the Death Benefit provisions of the Policy for additional information.
	❑ Level Death (Level Death Benefit)		❑ Coverage Plus (Increasing Death Benefit)

BENEFICIARY

Primary Beneficiary

Name _________________________________________________________ Relationship _______________________

Address _______________________________________________________ State _______ Zip __________________

Date of Birth _________________ SSN ______________________ Phone # _______________ Percentage _________

❑ Primary   ❑ Contingent

REPLACEMENT
1.	Do you have any existing insurance policies or annuity contracts?	❑ Yes ❑ No
2.
Is the policy applied for intended to result in any insurance or annuity contract in this or any other Company being lapsed, surrendered, reduced, subjected to substantial borrowing, replaced or changed to paid-up, extended term or automatic premium loan?
❑ Yes ❑ No
If yes, details:

Company Name
Policy #
Face Amount

Company Name
Policy #
Face Amount
Please attach a separate page if you have additional policies.

CITIZENSHIP INFORMATION
1.	Is each individual named on this application a citizen of the United States?	❑ Yes ❑ No
If No, please provide details. _______________________________________________________________________
2.	Please answer the following question for each insured that is a Non-U.S. Citizen:
	a. Does the insured reside in the United States with a permanent resident visa?	❑ Yes ❑ No
b. If No, please provide visa information for all Non-U.S. Citizens.
___________________________________________________________________________________________
COMPLIANCE INFORMATION (To be completed by Owner)

1.
Do you understand that, under this policy, all payments and values including cash values and the death benefit are based on the investment experience of the Sub-Accounts are variable, they may increase or decrease accordingly, and are not guaranteed as to amount?
❑ Yes ❑ No
2.	I have received a copy of the current product prospectus for this Individual Flexible Premium Variable Universal Life Policy.	❑ Yes ❑ No

INSURED’S PERSONAL AND MEDICAL INFORMATION

Occupation:
Total life insurance in force: $	Driver’s License #:	State:
	1.Have you applied for insurance in the past 6 months?	❑ Yes ❑ No
	a. If yes, will this be an additional Policy?	❑ Yes ❑ No
	2.Have you ever been refused life insurance?	❑ Yes ❑ No
	3.In the past 3 years, have you been convicted of driving under the influence of alcohol or drugs (DUI), or have you had your driver’s license suspended or revoked?	❑ Yes ❑ No
If you answered yes to questions 1 – 3, provide details: ________________________________________________________________

4.During the past 3 years have you flown as a private pilot or do you contemplate participating in flying within the next 2 years as a student pilot or crew member? (If yes, please complete the Aviation Questionnaire.)
❑ Yes ❑ No

5.During the past 2 years have you participated in or do you contemplate participating in racing (automobile, snowmobile, motorcycle, boat) or scuba diving within the next 2 years? (If yes, please complete the Racing and/or Scuba Diving Questionnaire).
❑ Yes ❑ No

6.During the past 2 years have you participated in or do you contemplate participating in mountain or rock climbing within the next 2 years? (If yes, please complete the Mountain/Rock Climbing Questionnaire.)
❑ Yes ❑ No

7.During the past 2 years have you participated in, or do you contemplate participating in parachuting, sky diving, or hang gliding within the next 2 years? (If yes, please complete the Parachuting or Sky Diving Questionnaire.)
❑ Yes ❑ No
8.Please provide your: a. Height _________ b. Weight __________

  Do you have a personal physician?  (If Yes, please provide the following.)
  Name: ________________________________________________________________________________
  Address: ________________________________________________________________________________
  Date last seen: ___________________________________________________________________________
  Reason last seen: _________________________________________________________________________
  Results of last visit: ________________________________________________________________________
❑ Yes ❑ No
	In the past 5 years, have you used tobacco or nicotine products in any form? If yes, when was the last date of usage? ____________________________________________________________	❑ Yes ❑ No
	9.Have any members of your immediate family died before age 60?	❑ Yes ❑ No
	10.Are you currently taking any medication(s)?	❑ Yes ❑ No
	11.In the past 5 years, have you been hospitalized? (If yes, give details below including date(s) and reason(s)).	❑ Yes ❑ No
	12.In the past 10 years, have you ever been diagnosed or treated for AIDS and/or HIV infection by a licensed member of the medical profession?	❑ Yes ❑ No
13.Within the past 10 years, have you been diagnosed, treated, tested positive for, or been given medical advice by a member of the medical profession for:
	a.Any permanent disease or disorder, including those requiring medical or surgical intervention of the heart, blood vessels, lungs, liver, kidneys, gastrointestinal system?	❑ Yes ❑ No
	b.Elevated blood pressure, stroke, paralysis, or any chronic or progressive disease or disorder of the brain, spinal cord or central nervous system?	❑ Yes ❑ No
	c.Blood disorders including chronic anemia?	❑ Yes ❑ No
	d.Diabetes, cancer or malignancy?	❑ Yes ❑ No
	e.Treatment for alcohol or drug use?	❑ Yes ❑ No
	f.Any counseling or treatment for mental, nervous or emotional disorders?	❑ Yes ❑ No
If you answered yes to questions 11-15, provide details: (Please use a separate sheet of paper if necessary)

NOTICE AND CONSENT TO INSURANCE & SIGNATURE

In order to comply with IRC Section 101(j), ____________________________________________________________
                                                                                                              (Name of Employer)

provides the following Notice and Consent to Insurance to ________________________________________________
                                                                                                                              (Name of Employee)

As the Employee, I acknowledge, understand, and agree that if I consent to be insured:

  The Employer or Employer’s Trust may purchase the insurance directly or through a trust (the “Trust”) established by the Employer or Employer’s Trust.
  A life insurance policy, policies or certificate(s) (“Policy” or “Policies”) will be issued on my life by an Insurer or Insurers (the “Insurer”) selected by the Employer or Trust, and that such Policy will be issued to the Employer or Trust.
  The Employer or the Trust will be the beneficiary of any death benefit proceeds.
  The Employer has an insurable interest in my life.
  The Employer or Trust will apply for, own and control the Policy in every respect.
  Neither I nor my estate, administrators, heirs or assignees have any rights in the Policy or in any Policy proceeds, unless the Employer notifies the Insurer in writing otherwise.
  I understand that I may, at any time, withdraw this consent by contacting the Employer’s Human Resources Department.
  I understand that I may, at any time, withdraw this consent to future purchases by contacting the Employer’s Human Resources Department.
  I understand that this consent for future purchases will automatically terminate upon termination of my employment for any reason, including retirement.
  The Employer will notify me of my right to discontinue life insurance coverage upon termination of my employment and upon termination or reduction in benefits of an employee benefit plan being financed, in whole or in part, by such life insurance coverage.
  The Employer will not be required to notify me of my right to discontinue life insurance coverage if I possess a present or prospective right to receive any of the benefits under an employee benefit plan that is being financed, in whole or in part, by the life insurance coverage.
  The Employer will notify me of my right to discontinue life insurance coverage upon termination of my employment, when required, through a written notice.  The written notice will explain my right to discontinue life insurance coverage and how I can discontinue coverage if I decide to exercise this right.
  If subsequent to issuance of the Policy or Policies providing life insurance coverage pursuant to subsection 3205(d) of the New York Insurance Law, the Insurer providing the coverage is replaced by another Insurer, the Employer shall notify me of such replacement.
  The Employer, Trust, or its successor(s) will continue to be the owner and beneficiary of the life insurance Policy if I possess a present or prospective right to receive any of the benefits under an employee benefit plan being financed, in whole or in part, by this life insurance coverage, including after my employment with, or status as Director or Partner of, the Employer terminates, whenever and for whatever reason this may occur.
  The total amount of insurance coverage issued to date to the Employer or trust does not exceed the cost of employee and/or retiree benefits already incurred in connection with such employee benefit plan since the earliest date coverage on me was issued under this Policy, plus the projected future cost of such benefits as established by the Employer.

Please note that the Employer or Trust may apply for insurance coverage through one or more insurers. In addition, please understand that the Employer or Trust will be making significant contributions of premiums to the Policy(ies). Consequently, a considerable portion of the death benefit received by the Employer at your death will be a return of the Employer’s premium payments.

  HOSPITALIZATION:  (Please complete)
  In the past 90 days, have you been hospitalized or otherwise absent from work due to illness or accident (not including vacation or holidays) for either more
  than 3 consecutive days or more than a total of 5 days?                                                                                  ❑ Yes
  ❑ No

  If “Yes”, please explain (attach an additional sheet, if necessary),

  _____________________________________________________________________________

  TOBACCO/NICOTINE USAGE:  (Please complete)
  Have you used any tobacco, nicotine or any nicotine substitution product in any
  form in the last 12 months?                                                                                                                                 ❑ Yes
  ❑ No

  If “Yes”, please give details including type(s), frequency and last date used.

  ______________________________________________________________________________

  WORK STATUS:  (Please complete)
  Are you currently engaged in active, full-time work (of at least 30 hours per week in a
  normal capacity?                                                                                                                                           ❑ Yes
  ❑ No
  Are you currently employed by, or a Director of, the Employer and have you been actively
                      at work as described in the previous question for the past 90 days?                                                        ❑ Yes
❑ No

CONSENT TO INSURANCE:  (Please complete)

❑ YES     I have read and understand this Notice and Consent to Insurance and willingly choose to consent to have life insurance purchased on my life.

❑ NO       I do not consent to have life insurance purchased on my life.

I declare and agree that:

All statements and answers to questions made in this application and any supplement to it are true and complete to the best of my knowledge and belief. The information I have provided will be taken into consideration for and will serve as the basis of any contract of insurance based on this application. 1) No Information or answer to any question will be deemed communicated to or binding on the Company unless set out in this application. 2) Only the President and the Secretary of the Company are authorized to change or waive any terms of this application or any contract of insurance issued.

Any policy issued based on this application shall not take effect until delivered and the initial premium is paid to the Company, provided that no change has taken place in the insurability of the Insured after the application, any supplement to the application has been completed, and all proposed Insured’s are still living at the time of issue.

❑   The Company is authorized to act on telephone instructions provided by me and where allowed by the Company.  In the absence of this authorization available telephone instructions will not be allowed. I may cancel this instruction in writing at any time.

I understand that I am applying for an Individual Flexible Premium Variable Universal Life Insurance Policy issued by Protective Life and Annuity Insurance Company. I understand that the amounts invested in the Sub-Accounts are based on the investment experience of the Sub-Accounts and are not guaranteed as to an amount and may increase or decrease accordingly.

An agent or employee of the Company cannot waive, modify, change or interpret any questions asked of you on this application, the answers to which shall be deemed solely yours.

I represent that all statements, answers, or selections made in this application are full, complete, and true, to the best of my knowledge and belief.

__________________________________     X____________________________________       ________________________
Name of Proposed Insured (Please Print)           Signature of Proposed Insured                                 Date

__________________________________     X____________________________________       ________________________
Name of Owner (Please Print)                              Signature of Owner                                                   Date

__________________________________     X____________________________________       ________________________
Name of Witness (Please Print)                            Signature of Witness                                                 Date

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY [ P.O. Box 292 • Birmingham, AL 35201-0292 ]

Owner Name: ______________________________________________________________________________________________________

Policy values may increase or decrease in accordance with the experience of the Sub-Accounts.  Illustration of benefits, including Death Benefits, Policy Values and Cash Surrender Values are available on request.

1.
PREMIUM PAYMENT ALLOCATIONS:
You may choose to allocate your premium payments to one or more of the investment options listed below. Please indicate your selections in whole percentages.  Note:  Initial premium will be allocated to the Sub-Accounts and/or Fixed Account.  Please refer to the prospectus for details.  If you do not indicate your allocations below or if they do not total 100 percent, your application will not be processed.

2.	a.SUB-ACCOUNTS:
Allocation	FUND
______%	[ American Century Investments VP Capital Appreciation Fund (Class I)
______%	American Century Investments VP Mid Cap Value Fund (Class I)
______%	American Century Investments VP Ultra Fund (Class I)
______%	American Century Investments VP Value Fund (Class I)
______%	American Funds IS Global Small Cap Fund (Class II)
______%	American Funds IS Growth Fund (Class II)
______%	American Funds IS Growth-Income Fund (Class II)
______%	American Funds IS International Fund (Class II)
______%	American Funds IS New World Fund (Class II)
______%	BlackRock 60/40 Target Allocation ETF V.I. Fund (Class I)
______%	BlackRock Global Allocation V.I. Fund (Class I)
______%	BlackRock High Yield V.I. Fund (Class I)
______%	BNY Mellon Stock Index Fund, Inc. (Initial Shares)
______%	ClearBridge Variable Mid Cap Portfolio (Class I)
______%	ClearBridge Variable Small Cap Growth Portfolio (Class I)
______%	Davis Financial Portfolio
______%	DFA VIT Inflation-Protected Securities Portfolio
______%	DWS Core Equity VIP (Class A)
______%	DWS High Income VIP (Class A)
______%	DWS Small Cap Index VIP (Class A)
______%	Eaton Vance VT Floating-Rate Income (Initial Class)
______%	Federated Hermes High Income Bond Fund II (Primary Shares)
______%	Fidelity VIP Emerging Markets Portfolio (Service 2 Class)
______%	Fidelity VIP Index 500 Portfolio (Initial Class)
______%	Great-West Aggressive Profile Fund (Investor Class)
______%	Great-West Ariel Mid Cap Value Fund (Investor Class)
______%	Great-West Bond Index Fund (Investor Class)
______%	Great-West Conservative Profile Fund (Investor Class)
______%	Great-West Core Bond Fund (Investor Class)
______%	Great-West Emerging Markets Equity Fund (Investor Class)
______%	Great-West Government Money Market Fund (Investor Class)
______%	Great-West Inflation-Protected Securities Fund (Investor Class)
______%	Great-West International Index Fund (Investor Class)
______%	Great-West International Value Fund (Investor Class)
______%	Great-West Large Cap Growth Fund (Investor Class)
______%	Great-West Large Cap Value Fund (Investor Class)
______%	Great-West Lifetime 2015 Fund (Investor Class)
______%	Great-West Lifetime 2020 Fund (Investor Class)
______%	Great-West Lifetime 2025 Fund (Investor Class)

______%	Great-West Lifetime 2030 Fund (Investor Class)
______%	Great-West Lifetime 2035 Fund (Investor Class)
______%	Great-West Lifetime 2040 Fund (Investor Class)
______%	Great-West Lifetime 2045 Fund (Investor Class)
______%	Great-West Lifetime 2050 Fund (Investor Class)
______%	Great-West Lifetime 2055 Fund (Investor Class)
______%	Great-West Lifetime 2060 Fund (Investor Class)
______%	Great-West Mid Cap Value Fund (Investor Class)
______%	Great-West Moderate Profile Fund (Investor Class)
______%	Great-West Moderately Aggressive Profile Fund (Investor Class)
______%	Great-West Moderately Conservative Profile Fund (Investor Class)
______%	Great-West Multi-Sector Bond Fund (Investor Class)
______%	Great-West Real Estate Index Fund (Investor Class)
______%	Great-West S&P Mid Cap 400® Index Fund (Investor Class)
______%	Great-West S&P Small Cap 600® Index Fund (Investor Class)
______%	Great-West Short Duration Bond Fund (Investor Class)
______%	Great-West Small Cap Growth Fund (Investor Class)
______%	Great-West Small Cap Value Fund (Investor Class)
______%	Great-West T. Rowe Price Mid Cap Growth Fund (Investor Class)
______%	Great-West U.S. Government Securities Fund (Investor Class)
______%	Invesco V.I. Global Real Estate Fund (Series I)
______%	Invesco V.I. International Growth Fund (Series I)
______%	Invesco V.I. Main Street Small Cap (Series I)
______%	Janus Henderson VIT Balanced Portfolio (Institutional Shares)
______%	Janus Henderson VIT Enterprise Portfolio (Institutional Shares)
______%	Janus Henderson VIT Flexible Bond Portfolio (Institutional Shares)
______%	Janus Henderson VIT Forty Portfolio (Institutional Shares)
______%	Janus Henderson VIT Global Technology and Innovation Portfolio (Institutional Shares)
______%	JPMorgan Insurance Trust Small Cap Core Portfolio (Class 1)
______%	JPMorgan Insurance Trust U.S. Equity Portfolio (Class 1)
______%	Lord Abbett Series Fund Total Return Portfolio (Class VC)
______%	MFS® VIT Growth Series (Initial Class)
______%	MFS® VIT Mid Cap Growth Series (Initial Class)
______%	MFS® VIT Research Series (Initial Class)
______%	MFS® VIT Total Return Bond Series (Initial Class)
______%	MFS® VIT Value Series (Initial Class)
______%	MFS® VIT II International Growth Portfolio (Initial Class)
______%	MFS® VIT III Blended Research Small Cap Equity Portfolio (Initial Class)
______%	MFS® VIT III Global Real Estate Portfolio (Initial Class)
______%	MFS® VIT III Mid Cap Value Portfolio (Initial Class)
______%	Neuberger Berman AMT Sustainable Equity Portfolio (Class I)
______%	PIMCO VIT CommodityRealReturn® Strategy Portfolio (Administrative Class)
______%	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged) (Administrative Class)
______%	PIMCO VIT High Yield Portfolio (Administrative Class)
______%	PIMCO VIT Low Duration Portfolio (Administrative Class)
______%	PIMCO VIT Real Return Portfolio (Administrative Class)
______%	PIMCO VIT Total Return Portfolio (Administrative Class)
______%	Pioneer Real Estate Shares VCT Portfolio (Class I)
______%	Putnam VT Focused International Equity Income Fund (Class IA)
______%	Putnam VT Global Asset Allocation Fund (Class IA)
______%	Putnam VT Growth Opportunities Fund (Class IA)
9

______%	Putnam VT High Yield Fund (Class IA)
______%	Putnam VT Income Fund (Class IA)
______%	Putnam VT International Value Fund (Class IA)
______%	Putnam VT Large Cap Value (Class IA)
______%	Putnam VT Research Fund (Class IA)
______%	Putnam VT Small Cap Value Fund (Class IA)
______%	Putnam VT Sustainable Future Fund (Class IA)
______%	T. Rowe Price Blue Chip Growth Portfolio (Class II)
______%	Vanguard VIF Global Bond Index
______%	Vanguard VIF Total Bond Market Index
______%	Victory RS Small Cap Growth Equity VIP Series (Class 1) ]

b. PROTECTIVE LIFE AND ANNUITY GENERAL ACCOUNT

______%	Fixed Account

TOTAL ALLOCATIONS MUST EQUAL 100%

SIGNATURES:

This form will be attached to and made part of the policy.

Signed at _______________________________________________________ (City and State)  _____________________________ (Date).

______________________________________________________          _____________________________________________________
Applicant/Owner(s)                                                                                        Witness